UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: (Date of earliest event reported): December 2, 2010 (December 1, 2010)

CELL THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Washington	001-12465	91-1533912
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

501 Elliott Avenue West, Suite 400

Seattle, Washington 98119

(Address of principal executive offices)

Registrant’s telephone number, including area code: (206) 282-7100

Not applicable

(Former name or former address, if changed since last report).

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

The following information shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or the Exchange Act whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing.

On December 1, 2010, Cell Therapeutics, Inc. (the “Company”) announced that it will host an investor and analyst meeting to present new pixantrone data and discuss the Company’s planned PIX306 clinical trial of pixantrone on December 4, 2010 in Orlando, Florida.

A copy of the Company’s press release, entitled “Pixantrone Phase III End of Study Results to be Presented at the 52nd Annual Meeting of the American Society of Hematology” is furnished and not filed pursuant to Item 7.01 as Exhibit 99.1 hereto. Interested parties will be able to view the materials to be presented at the meeting and access the audio webcast (both live and on-demand) by visiting the Company’s website at: http://www.celltherapeutics.com and completing the registration page. The live presentations are scheduled to begin at 12:45 p.m. Eastern time on December 4, 2010. The archived webcast of the presentations will be available commencing at 5:30 p.m. Eastern time on December 4, 2010 on the Company’s website.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	Press Release, dated December 1, 2010, entitled “Pixantrone Phase III End of Study Results to be Presented at the 52nd Annual Meeting of the American Society of Hematology.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELL THERAPEUTICS, INC.

Date: December 2, 2010	By:	/s/ James A. Bianco, M.D.
James A. Bianco, M.D.
Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release, dated December 1, 2010, entitled “Pixantrone Phase III End of Study Results to be Presented at the 52nd Annual Meeting of the American Society of Hematology.”